                                                                    Exhibit 10.1

                                                                         (TEXAS)

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                           PREMISES TRANSFER AGREEMENT

                              Dated August 14, 2001

                                      among

                             CORNELL COMPANIES, INC.

                      CORNELL CORRECTIONS OF GEORGIA, L.P.

                      CORNELL CORRECTIONS OF OKLAHOMA, INC.

                       CORNELL CORRECTIONS OF TEXAS, INC.

                                       AND

                                WBP LEASING, INC.

                                 as Transferors


                                       and


                       MUNICIPAL CORRECTIONS FINANCE, L.P.

                                  as Transferee


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Background.....................................................................1
         A.       Definitions..................................................1
         B.       Transfer of the Premises.....................................1
Statement of Agreement.........................................................2
                  Section 1.        Transfer of the Premises...................3
                  Section 2.        Contractual Condemnation Rights............3
                  Section 3.        Payment of Acquisition Price...............6
                  Section 4.        Acceptance by MCF..........................6
                  Section 5.        Representations and Warranties.............8
                  Section 6.        Documentation of Transfers................10
                  Section 7.        Further Assurances........................10
                  Section 8.        Notices...................................10
                  Section 9.        Entire Agreement..........................10
                  Section 10.       Severability; Headings....................10
                  Section 11.       Assignment................................11
                  Section 12.       No Waiver; Cumulative Remedies............11
                  Section 13.       Counterparts..............................11
                  Section 14.       Third Party Beneficiaries.................11
                  Section 15.       No Petition...............................11
                  Section 16.       Governing Law.............................11
                  Section 17.       Allocation of Acquisition Price...........12


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                           PREMISES TRANSFER AGREEMENT

         This Premises Transfer Agreement (the "AGREEMENT") is entered into on August 14, 2001, by and among Cornell Companies, Inc., a corporation organized and existing under the laws of the State of Delaware ("CORNELL"), Cornell Corrections of Georgia, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("CORNELL-GEORGIA"), Cornell Corrections of Oklahoma, Inc., a corporation organized and existing under the laws of the State of Delaware ("CORNELL-OKLAHOMA"), Cornell Corrections of Texas, Inc., a corporation organized and existing under the laws of the State of Delaware ("CORNELL-TEXAS"), WBP Leasing, Inc., a corporation organized and existing under the laws of the State of Delaware ("WBP LEASING") (Cornell-Georgia, Cornell-Texas, Cornell-Oklahoma and WBP Leasing are hereinafter collectively referred to as the "SELLING CORNELL AFFILIATES" and sometimes individually as a "SELLING CORNELL AFFILIATE") and Municipal Corrections Finance, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("MCF").

                                   BACKGROUND

         The following statements are the mutual representations of the parties with respect to certain factual matters forming the basis for this Agreement and are an integral part of this Agreement.

         A. DEFINITIONS. Capitalized terms not specifically defined in this Agreement shall have the meanings assigned to them in the Indenture, as supplemented by the First Series Supplement thereto (as amended, modified or restated from time to time, the "INDENTURE"), each dated as of August 1, 2001 relating to the Taxable Revenue Bonds, Series 2001 (the "BONDS") and each being by and between MCF as Issuer and The Chase Manhattan Bank, as trustee (the "TRUSTEE") and securities intermediary (the "SECURITIES INTERMEDIARY").

         B. TRANSFER OF THE PREMISES. Cornell and the Selling Cornell Affiliates have each sold and transferred all of their respective ownership interest in and to the Premises (as hereinafter defined) to MCF pursuant to the terms of the following agreements:

                  (i) that certain Limited Warranty Deed (the "D. RAYMOND JAMES GEORGIA DEED") dated August 14, 2001, executed by
         Cornell-Georgia, in favor of MCF;

                  (ii)   that certain Warranty Deed (the "CORDOVA, ALASKA
         DEED") dated August 14, 2001, executed by WBP Leasing, in favor of MCF;

                  (iii) that certain Warranty Deed (the "PARKVIEW, ALASKA DEED") dated August 14, 2001, executed by WBP Leasing in favor of MCF;

                  (iv)   that certain Warranty Deed (the "TUNDRA, ALASKA
         DEED") dated August 14, 2001, executed by WBP Leasing in favor of MCF;


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                  (v)    that certain Limited Warranty Deed (the "OHIO
         DEED") dated August 14, 2001, executed by WBP Leasing in favor of MCF;

                  (vi) that certain Deed (the "MARIENVILLE, PENNSYLVANIA DEED") dated August 14, 2001, executed by WBP Leasing in favor of MCF;

                  (vii) that certain Special Warranty Deed (the "GRIFFIN CENTER, TEXAS DEED") dated August 14, 2001, executed by Cornell-Texas, in favor of MCF;

                  (viii) that certain Special Warranty Deed (the "REID, TEXAS DEED") dated August 14, 2001, executed by Cornell in favor of MCF;

                  (ix)   that certain Special Warranty Deed (the "LEIDEL,
         TEXAS DEED") dated August 14, 2001, executed by Cornell-Texas in favor of MCF;

                  (x)    that certain Assignment and Assumption of Leases
         (the "BIG SPRING ASSIGNMENT") dated August 14, 2001, executed by Cornell-Texas in favor of MCF, assigning all right, title and interest of Cornell-Texas in and to those leases and subleases described on Exhibit A thereto (as amended from time to time, the "BIG SPRING COMPLEX LEASES") with The City of Big Spring, Texas (the "BIG SPRING CENTER LANDLORD");

                  (xi)   that certain Assignment and Assumption of Lease
         (the "GREAT PLAINS ASSIGNMENT") dated August 14, 2001, executed by Cornell-Oklahoma, in favor of MCF, assigning all right, title and interest of Cornell-Oklahoma in and to that certain lease described on Exhibit A thereto (as amended from time to time, the "GREAT PLAINS LEASE") with the Hinton Economic Development Authority (the "GREAT PLAINS LANDLORD"); and

                  (xii) that certain Assignment of Access Easement (Big Spring, Texas) (the "ASSIGNMENT OF EASEMENT") dated August 14, 2001, executed by Cornell, in favor of MCF.

         The D. Raymond James Georgia Deed, the Cordova, Alaska Deed, the Parkview, Alaska Deed, the Tundra, Alaska Deed, the Ohio Deed, the Marienville, Pennsylvania Deed, the Griffin Center, Texas Deed, the Reid, Texas Deed, the Liedel, Texas Deed, the Big Spring Assignment, the Great Plains Assignment and the Assignment of Easement may be hereinafter referred to from time to time collectively as the "CONVEYANCE DOCUMENTS" and the land, facilities and premises sold and assigned by each such Conveyance Document may be hereinafter referred to from time to time collectively as the "PREMISES." The Premises are more particularly described on EXHIBIT A attached hereto and incorporated herein for all purposes.

                             STATEMENT OF AGREEMENT

         The parties, each in consideration of the promises of the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:


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         Section 1.      TRANSFER OF THE PREMISES.

         (a) By execution of this Agreement, Cornell and the Selling Cornell Affiliates each hereby acknowledge that, pursuant to the Conveyance Documents, it has fully, completely and absolutely transferred, assigned, set over, granted, sold and otherwise conveyed to MCF all of its respective right, title and interest, of whatever kind and nature, in and to the Premises owned by each, including, without limitation, all improvements, fixtures, equipment and supplies located thereon and all rights and privileges appertaining thereto.

         (b) In connection with such transfer, Cornell and the Selling Cornell Affiliates each further agree to record and file, at its own expense, the Conveyance Documents in such manner and in such jurisdictions as are necessary to perfect the sale, transfer and assignment of its respective Premises to MCF and to deliver a file-stamped copy of such Conveyance Documents or other evidence of such filings to MCF and the Trustee on or promptly after the date of issuance of the Bonds pursuant to the Indenture. MCF agrees to record such Conveyance Documents and to make any other filings in connection with such transfer as are necessary or required to perfect the transfer of the Premises, should Cornell or any of the Selling Cornell Affiliates fail to do so, all at the cost and expense of Cornell or such Selling Cornell Affiliate. The Trustee and MCF shall be entitled to rely upon the filings made by Cornell and the Selling Cornell Affiliates.

         (c) In connection with such transfer, Cornell and the Selling Cornell Affiliates each further agree, at its own respective expense, on or prior to the Closing Date, to indicate in its books and records that the Premises owned by each have been sold to MCF pursuant to the Conveyance Documents.

         Section 2.      CONTRACTUAL CONDEMNATION RIGHTS.

         (a) The parties hereto recognize and agree that the Great Plains Correctional Facility and the D. Raymond James Prison are burdened and benefited by certain rights imposed by the Oklahoma Department of Corrections and the Georgia Department of Corrections (the "CONTRACTUAL CONDEMNATION RIGHTS"), as more fully described as follows:

                  (1) GREAT PLAINS CORRECTIONAL FACILITY. The Hinton Economic Development Authority (the "AUTHORITY") is the owner of the real estate and facility at Hinton, Oklahoma, which is a correctional facility (the "GREAT PLAINS CORRECTIONAL FACILITY") and which houses medium-security offenders pursuant to that certain Correctional Services Contract between the Authority and the State of Oklahoma Department of Corrections ("STATE OF OKLAHOMA"), dated July 1, 1998 (as amended, modified, restated, or extended, the "OKLAHOMA PRISONER SERVICE CONTRACT"). The Authority subleased the Facility to Cornell-Oklahoma pursuant to that certain Lease Agreement dated December 31, 1999 (as amended, modified, restated, or extended, the "HINTON SUBLEASE") among the Authority, as sublessor, the


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                           Town of Hinton, Oklahoma and Cornell-Oklahoma, as
                           assigned to MCF pursuant to the Great Plains
                           Assignment. Pursuant to Section 2.3 of the Oklahoma Prisoner Service Contract (and as required by Oklahoma law, 57 Okla. Stat. Ann. Section 561.1, for all private prison contractors), the State of Oklahoma requires an option from any then owner of the Great Plains Correctional Facility to purchase such facility (the "OKLAHOMA PURCHASE OPTION") upon at least 120 days notice and exercisable annually at the beginning of each fiscal year at a purchase price of fair market value determined using a cost approach (the "OKLAHOMA OPTION PRICE"). However, in the event the statutory provision requiring such purchase option is repealed, Section 2.3 of the Oklahoma Prisoner Service Contract is voided. The State of Oklahoma further requires Cornell-Oklahoma as operator (and any successor operator) thereunder to procure legal documentation from the then owner of the Great Plains Correctional Facility to the effect that such owner recognizes the Oklahoma Purchase Option. In furtherance thereof, the Authority required and Cornell-Oklahoma agreed that Section
                           13.01 of the Hinton Sublease would satisfy the State of Oklahoma's requirement. Pursuant to Section 2.4 of the Oklahoma Prisoner Service Contract, if the current owner sells, the new owner of the Great Plains Correctional Facility takes subject to the Oklahoma Purchase Option. Any references in this Agreement to the Oklahoma Purchase Option shall be null and void upon the earliest to occur of (i) the repeal of the statutory provision requiring such purchase option or any other voluntary revocation or renunciation by the State of Oklahoma of such Oklahoma Purchase Option or (ii) any future amendment or replacement of the Oklahoma Prisoner Service Contract with a successor or replacement contract without reservation in the State of Oklahoma of such Oklahoma Purchase Option or (iii) any termination of the Oklahoma Prisoner Service Contract by the Authority and replacement thereof with any other prisoner service contract with any other governmental authority without analogous terms.

                  (2) D. RAYMOND JAMES PRISON. Prior to the transfer contemplated hereby and by the D. Raymond James Deed, Cornell-Georgia is the owner of the real estate and facility at Folkston, Georgia (the "D. RAYMOND JAMES PRISON"). Pursuant to the Contract dated June 2, 1997 (as amended, modified, restated, or extended, the "GEORGIA PRISONER SERVICE CONTRACT") with the Georgia Department of Corrections (the "STATE OF GEORGIA"), Cornell-Georgia houses medium-security offenders.
                           Section 25 of the Georgia Prisoner Service Contract incorporates by reference the terms of Request for Proposal No. 467-019-955360 (the "RFP"). Pursuant to
                           Section 1.21.2 of the Georgia Prisoner Service Contract, the State of Georgia requires an option at any time to purchase the entire D. Raymond James Prison (the "GEORGIA PURCHASE OPTION") for the actual cost, less depreciation, of land acquisition, construction and FF&E (as defined therein) or the fair market value of the D. Raymond James Prison, whichever is less (the "GEORGIA


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                           OPTION PRICE"). If all grounds, sidewalks, roadways,
                           parking lots, buildings, and FF&E have not been maintained in a good state of repair and appearance, normal wear and tear excluded, then the Georgia Option Price shall be reduced accordingly. Pursuant to Section 32 of the Georgia Prisoner Service Contract, such Contract is binding on and inures to the benefits of the parties and their successors and assigns. Any references in this Agreement to the Georgia Purchase Option shall be null upon the earliest to occur of (i) any voluntary revocation or renunciation by the State of Georgia of such Georgia Purchase Option or (ii) any future amendment or replacement of the Georgia Prisoner Service Contract with a successor or replacement contract without reservation in the State of Georgia of such Georgia Purchase Option or (iii) any termination of the Georgia Prisoner Service Contract by Cornell-Georgia and replacement thereof with any other prisoner service contract with any other governmental authority without analogous terms.

         (b) This Agreement and the respective rights of the State of Oklahoma and the State of Georgia in connection with the Oklahoma Purchase Option and the Georgia Purchase Option, as the case may be, under the Oklahoma Prisoner Service Contract and the Georgia Prisoner Service Contract, respectively, touch and concern the land and bind MCF as purchaser of the Great Plains Correctional Facility and the D. Raymond James Prison from Cornell-Oklahoma and Cornell-Georgia. The parties hereto agree that this Agreement and the Oklahoma Purchase Option or the Georgia Purchase Option, as the case may be, (1) shall constitute covenants running with the land pertaining to the Great Plains Correctional Facility and the D. Raymond James Prison, respectively (and the respective interests therein of the State of Oklahoma, the State of Georgia, MCF and Cornell-Oklahoma or Cornell-Georgia), (2) shall be binding on every person having any fee, leasehold or other interest in the Great Plains Correctional Facility or the D. Raymond James Prison, as the case may be, and (3) shall inure to the benefit of such parties and their respective successors, conservators, trustees, receivers, assigns, heirs and personal representatives and each future owner of the Great Plains Correctional Facility or the D. Raymond James Prison, as the case may be (and the respective interest therein of the State of Oklahoma, the State of Georgia, MCF and Cornell-Oklahoma or Cornell-Georgia). Each of MCF and Cornell-Oklahoma or Cornell-Georgia, as the case may be, covenant and agree (i) to give notice of the existence of this Agreement and the Oklahoma Purchase Option or the Georgia Purchase Option, as the case may be, to any successor in interest of such party with respect to the Great Plains Correctional Facility or the
                  D. Raymond James Prison and to make any assignment or other transfer of its interest(s) in such Premises expressly subject to this Agreement and the Oklahoma Purchase Option or the Georgia Purchase Option, as the case may be, and (ii) to require that any such successor in interest of such party be bound by, and assume such party's obligations under, this Agreement and the Oklahoma Purchase Option or the Georgia Purchase Option with respect to the interest(s) in such Premises so transferred. If any of the interests of MCF, Cornell-Oklahoma


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                  or Cornell-Georgia are assigned or otherwise transferred, the interests so assigned or transferred shall remain fully subject to and burdened by this Agreement and the Oklahoma Purchase Option or the Georgia Purchase Option, as the case may be, as if no assignment or transfer had been made.

         (c) In the event of any bankruptcy affecting any person having any fee, leasehold or other interest in any of the Premises, the parties agree that this Agreement shall, to the maximum extent permitted by law, be considered an agreement that runs with the land and that is not rejectable, in whole or in part, by the trustee for the debtor's estate or the debtor in possession.

         Section 3. PAYMENT OF ACQUISITION PRICE. The total acquisition price of $173,000,000 (the "TOTAL ACQUISITION PRICE") for all Premises shall be paid in full on the Closing Date; Cornell and the Selling Cornell Affiliates each agree to sell, and MCF agrees to pay, the individual acquisition prices (the "ACQUISITION PRICE") allocated to each Premises, respectively, as set forth in the last column entitled, "Total Acquisition Price," on EXHIBIT B attached hereto and incorporated herein by reference.

         Section 4.      ACCEPTANCE BY MCF.

         (a) MCF hereby acknowledges its purchase and acceptance of all right, title and interest in and to the Premises pursuant to the terms of this Agreement.

         (b) It is the express intent of the parties hereto that the conveyance, transfer and assignment to MCF of all right, title and interest of each of Cornell and the Selling Cornell Affiliates, respectively, in the Premises pursuant to the Conveyance Documents be construed as a sale by each of Cornell and the Selling Cornell Affiliates to MCF. It is, further, not the intention of the parties that such conveyance, transfer and assignment be deemed a mortgage or pledge of such Premises by Cornell or any Selling Cornell Affiliate to MCF, or any assignee of MCF, including but not limited to the Trustee on behalf of the Bondholders, to secure a debt or other obligation of Cornell or any Selling Cornell Affiliate. Nevertheless, if, notwithstanding the intent of the parties, the Premises are held to be property owned by any of Cornell or the Selling Cornell Affiliates, then (i) this Agreement shall also be deemed to be and shall be a security agreement within the meaning of the Uniform Commercial Code of any applicable state and, when combined with the Conveyance Documents, that certain Master Lease Agreement (the "LEASE") dated August 14, 2001 between MCF as Landlord and Cornell as Tenant, as amended, modified or supplemented from time to time, and the Memoranda of Lease filed in connection therewith, shall collectively be deemed to be and shall constitute a mortgage within the meaning of the real property laws of any applicable state; (ii) the conveyance, transfer and assignment provided for in the Conveyance Documents shall be deemed to be and shall be a grant by each of Cornell and the Selling Cornell Affiliates to MCF of a security interest in, and, when combined with the Lease and the Memoranda of Lease, a mortgage of, all right, title and interest of each of Cornell and the Selling Cornell Affiliates, respectively, in and to the Premises and all proceeds of the conversion, voluntary


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                  or involuntary, of the foregoing into cash, instruments,
                  securities or other property; (iii) the possession by MCF or its agents or bailees (including the Trustee) of such items of property, if any, as constitute instruments, money, certificated securities or chattel paper shall be deemed to be and shall be "possession by the secured party" for purposes of perfecting the security interest pursuant to the Uniform Commercial Code of any applicable state; (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from, such persons as bailees or agents (as applicable) of MCF or the Trustee shall be deemed to be and shall be on behalf of the MCF as secured party for the purpose of perfecting such security interest under applicable state law; and (v) the Indenture shall be deemed to and shall evidence an assignment to the Trustee for the benefit of the Bondholders of all of MCF's mortgages on and security interests in the Premises. Cornell, the Selling Cornell Affiliates and MCF shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement, together with the Conveyance Documents, the Lease and the Memoranda of Lease, is deemed to create a security interest in and mortgage of the Premises, such security interest and mortgage shall be a perfected security interest and mortgage under applicable state law effective as of the Closing Date and will be maintained as such throughout the remaining term of this Agreement and the Indenture.

         (c) Cornell and the Selling Cornell Affiliates each hereby covenant that, except for the conveyances pursuant hereto and pursuant to the Conveyance Documents, neither Cornell nor any Selling Cornell Affiliate will sell, mortgage, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien, security interest or security deed on its respective right, title and interest in and to the Premises or any interest therein; and Cornell and the Selling Cornell Affiliates each shall defend the right, title and interest of MCF in and to its respective interest in and to the Premises against all claims of third parties claiming by, through or under any of Cornell or the Selling Cornell Affiliates.

         (d) It is also the express intent of the parties hereto that MCF, as absolute owner of the Premises and Issuer of the Bonds, is the absolute owner of the Bond Fund, the Debt Service Reserve Fund, the Security Deposit Fund, the Renewal Fund and any other fund or account established from time to time pursuant to the terms of the Indenture (collectively, the "INDENTURE TRUST FUNDS"). It is, further, not the intention of the parties that any of the Indenture Trust Funds be deemed to be owned by Cornell or any Selling Cornell Affiliate or pledged by Cornell or any Selling Cornell Affiliate to MCF, or any assignee of MCF, including but not limited to the Trustee on behalf of the Bondholders, to secure a debt or other obligation of Cornell or any Selling Cornell Affiliate. Nevertheless, if, notwithstanding the intent of the parties, the Indenture Trust Funds (or any cash or Eligible Investments credited thereto) are held to be property owned by Cornell or any Selling Cornell Affiliate, then (i) Cornell and the Selling Cornell Affiliate each hereby grants to MCF a security interest in all of its respective right, title and interest, if any, in and to (1) each of the Indenture Trust Funds, all amounts

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                  credited to such Indenture Trust Funds pursuant to the
                  applicable provisions of the Indenture and all investment of such amounts pursuant to the applicable provisions of the Indenture, including all Eligible Investments, securities, financial assets (as defined in Section 8-102(a)(9) of the Uniform Commercial Code of any applicable state) and securities entitlements (within the meaning of Section 8-102(a)(17) of the Uniform Commercial Code of any applicable state and, with respect to Book-Entry Securities, in the applicable Federal Book-Entry Regulations) carried in or credited to such Indenture Trust Funds; (2) rights in, to and under this Agreement, the Reserve Fund Agreement and the Debt Service Deposit Agreement; and (3) all Proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held in or credited to the Indenture Trust Funds, whether in the form of cash or invested in instruments, securities or other property, including "investment property" (as such term is defined in Section 9-102(a)(49) of the Uniform Commercial Code of any applicable state), (ii) the Indenture shall be deemed to and shall evidence an assignment by MCF to the Trustee for the benefit of the Bondholders of all of MCF's security interest in the property described in the preceding clause (i) and
                  (iii) in such event but only in such event the Securities Intermediary would recognize any of Cornell or the Selling Cornell Affiliate as the owner of its respective interest therein upon payment in full of the Bonds and receipt of an entitlement order to such effect from the Trustee as entitlement holder.

         Section 5. REPRESENTATIONS AND WARRANTIES. Cornell and the Selling Cornell Affiliates each hereby represents and warrants to MCF, as of the Closing Date, that:

         (a) DUE ORGANIZATION; EXISTENCE. It is duly organized and validly existing under the laws of the State of Delaware, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the transactions contemplated under this Agreement.

         (b) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement by Cornell and the Selling Cornell Affiliates and the consummation of the transactions provided for in this Agreement and the Conveyance Documents have been duly authorized by Cornell and the Selling Cornell Affiliates by all necessary corporate or partnership action on the part of Cornell and the respective Selling Cornell Affiliates.

         (c) NO CONFLICT. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any organizational or governing documents or law, treaty, rule or regulation applicable to Cornell or the Selling Cornell Affiliates or any indenture, lease, contract, agreement, mortgage, deed of trust or other instrument to which

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                  Cornell or any of the Selling Cornell Affiliates is a party or by which it or any of its properties are bound, including without limitation the Big Spring Sublease, the Hinton
                  Sublease or any Correctional and Detention Facility Contract.

         (d) NO ADVERSE ACTIONS. Except as disclosed in the Offering Memorandum used in the offering of the Bonds, there are no proceedings or investigations, pending or, to the best knowledge of Cornell and each Selling Cornell Affiliate, threatened against Cornell or the Selling Cornell Affiliates, respectively, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Conveyance Documents, (iii) seeking a determination or ruling that, in the reasonable judgment of Cornell or such Selling Cornell Affiliate, would materially and adversely affect the performance by Cornell or such Selling Cornell Affiliate of its obligations under this Agreement, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

         (e) ALL APPROVALS. All material permits, consents, certificates, approvals or licenses necessary for the execution and delivery by Cornell and each Selling Cornell Affiliate of this Agreement, the performance by Cornell and each Selling Cornell Affiliate of the transactions contemplated by this Agreement and the fulfillment by Cornell and each Selling Cornell Affiliate of the terms hereof required to be obtained have been obtained.

         (f) BINDING OBLIGATION. This Agreement has been duly executed and delivered by Cornell and each Selling Cornell Affiliate and, assuming the due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a legal, valid and binding obligation of Cornell and each Selling Cornell Affiliate, respectively, enforceable against Cornell and each Selling Cornell Affiliate, respectively, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

         (g) VALID TRANSFER. If, despite the intent of the parties hereto, a court of competent jurisdiction shall determine that the transfers pursuant to the Conveyance Documents did not constitute valid transfers and assignments of all right, title and interest of Cornell and the Selling Cornell Affiliates, respectively, in the Premises, this Agreement, when combined with the Conveyance Documents, the Lease and the Memoranda of Lease filed in connection therewith, shall constitute a grant to MCF of a first priority perfected lien and mortgage upon and security interest in and a pledge and assignment of all of Cornell's and the Selling Cornell Affiliates' right, title and interest in and to the Premises, respectively.

         (h) ZONING. The use and operation of the Premises by Cornell and the Selling Cornell Affiliates, respectively, comply with all applicable zoning laws and ordinances.

         (i) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Section 5 shall survive the transfer, assignment and delivery of and payment for the Premises pursuant to the Conveyance Documents.

         Section 6. DOCUMENTATION OF TRANSFERS. Cornell, the Selling Cornell Affiliates and MCF shall indicate clearly and unambiguously in all audited and unaudited financial statements, all public filings, all internal computer files and all other relevant records that the Premises have been sold by Cornell and the Selling Cornell Affiliates, respectively, to MCF.

         Section 7. FURTHER ASSURANCES. Cornell, the Selling Cornell Affiliates and MCF agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effectuate the purposes of this Agreement, including, without limitation, the recordation of this Agreement in the real property records of any applicable jurisdiction and the execution of any mortgages, deeds of trust, security deeds, financing statements or continuation statements relating to the Premises for filing under the provisions of the Uniform Commercial Code as in effect in any applicable jurisdiction, as is necessary to create, preserve and protect the first priority liens and security interests described herein.

         Section 8. NOTICES. All demands, notices and communications hereunder shall be in writing (including telecopy) and shall be deemed to have been duly given upon receipt, if delivered by hand or mailed certified mail, return receipt requested, addressed as follows: (a) in the case of MCF, to Municipal Corrections Finance, L.P., in care of Municipal Corrections Finance Holdings, LLC, as Administrator, 2151 Quail Run Drive, Baton Rouge, Louisiana 70808 (Telecopy: 225-766-3988); and (b) in the case of Cornell and the Selling Cornell Affiliates, to 1700 West Loop South, 15th Floor, Houston, Texas 77057
Attention: Steven W. Logan (Telecopy: 713-335-9290) or, as to each such party, at such other address as shall be designated by such party in a written notice to each other party.

         Section 9. ENTIRE AGREEMENT. If and only if the Conveyance Documents are disregarded, then and in that event, this Agreement shall supersede any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof, other than the Conveyance Documents, the Lease, the Memoranda of Lease and related Title Policies. This Agreement may not be later modified except by a further writing signed by Cornell, each Selling Cornell Affiliate, MCF and the Trustee, and no term of this Agreement may be waived except in writing by the party waiving the benefit of such term, with the prior written consent of the Trustee.

         Section 10. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative, and so far as is reasonable and possible, effect shall be given to the intent manifested by the portion so held to be invalid or inoperative. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. The headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

         Section 11.     ASSIGNMENT. Cornell and the Selling Cornell
Affiliates acknowledge that MCF will assign all its rights hereunder to the Trustee pursuant to the Indenture. Cornell and the Selling Cornell Affiliates agree that, upon execution of the Indenture, the Trustee will have all such rights and remedies provided to MCF hereunder. This Agreement is not otherwise assignable without the express written consent of the non-assigning party; provided, however, that any person into which Cornell or any of the Selling Cornell Affiliates may be merged or consolidated or any Person resulting from a merger or consolidation involving Cornell or any of the Selling Cornell Affiliates or any Person succeeding to the business of Cornell or such Selling Cornell Affiliate shall be considered the successor of Cornell or such Selling Cornell Affiliate hereunder, without the further act or consent of either party.

         Section 12. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of Cornell, the Selling Cornell Affiliates or MCF, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 13. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

         Section 14.     THIRD PARTY BENEFICIARIES. This Agreement
(including, without limitation, all representations, warranties and covenants) will inure to the benefit of and be binding upon the parties hereto, and, in addition, shall inure to the benefit of the Trustee on behalf of the Bondholders, and its respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 15.     NO PETITION. Cornell and the Selling Cornell
Affiliates each hereby covenants and agrees that it will not, prior to the date that is one year and one day after the payment in full of all Outstanding Bonds, institute against, or join with any other Person in instituting against, MCF or its general partner, Municipal Corrections Finance Holdings, LLC, a Delaware limited liability company and its successors and assigns in such office, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law. This Section 15 shall survive the termination of this Agreement.

         Section 16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas; provided, however, provisions hereof granting or deemed to be grants of a mortgage or lien on real property shall be governed by and construed in accordance with the laws of the state in which such real property is located.

         Section 17. ALLOCATION OF ACQUISITION PRICE. For federal income tax purposes, Cornell, the Selling Cornell Affiliates and MCF agree to allocate the Total Acquisition Price among the Premises (and then among the assets acquired with respect to the portion of the total Acquisition Price allocated to each of the Premises) on EXHIBIT B attached hereto and incorporated herein for all purposes. Cornell, the Selling Cornell Affiliates and MCF agree that this allocation shall be used by them in reporting the sale by Cornell and the Selling Cornell Affiliates to MCF on all their respective tax returns, and if applicable, Cornell, the Selling Cornell Affiliates and MCF shall timely file IRS Form 8594 with respect to such allocation, and neither Cornell, the Selling Cornell Affiliates nor MCF shall take a tax return position inconsistent with such allocation unless such inconsistent position shall arise out of or through an audit, administrative or adjudicatory proceeding by or with the IRS or other taxing authority.


                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                         CORNELL COMPANIES, INC.,
                         A DELAWARE CORPORATION

                         By:      /s/ Steven W. Logan
                            ----------------------------------------------------
                         Name:    Steven W. Logan
                         Title:   Chairman of the Board of Directors
                                  and Chief Executive Officer

                         CORNELL CORRECTIONS OF GEORGIA, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                         By: CCG I Corporation, a Delaware corporation, its General Partner

                         By:      /s/ John L. Hendrix
                            ----------------------------------------------------
                         Name:    John L. Hendrix
                         Title:   Senior Vice President, Chief Financial
                                  Officer and Asst. Secretary

                         CORNELL CORRECTION OF OKLAHOMA, INC.,
                         A DELAWARE CORPORATION

                          By:      /s/ John L. Hendrix
                            ----------------------------------------------------
                         Name:    John L. Hendrix
                         Title:   Senior Vice President, Chief Financial
                                  Officer and Asst. Secretary

                         CORNELL CORRECTIONS OF TEXAS, INC.,
                         A DELAWARE CORPORATION

                         By:      /s/ John L. Hendrix
                            ----------------------------------------------------
                         Name:    John L. Hendrix
                         Title:   Senior Vice President, Chief Financial
                                  Officer and Asst. Secretary

                         WBP LEASING, INC.,
                         A DELAWARE CORPORATION

                         By:      /s/ John L. Hendrix
                            ----------------------------------------------------
                         Name:    John L. Hendrix
                         Title:   Senior Vice President, Chief Financial
                                  Officer and Asst. Secretary

                         MUNICIPAL CORRECTIONS FINANCE, L.P., A DELAWARE LIMITED PARTNERSHIP

                         By: Municipal Corrections Finance Holdings, LLC, a Delaware limited liability company, its General Partner

                                  By: Provident Foundation Inc., a Georgia nonprofit corporation, its Manager

                                  By:      /s/ Steve E. Hicks
                                     -------------------------------------------
                                  Name:    Steve E. Hicks
                                  Title:   Chairman and Chief Executive Officer